POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby
constitutes and appoints each of Gerald Blouch, Gregory Thompson, Kathleen Leneghan, Douglas Neary, Melissa Gleespen and Kristofer Spreen signing singly, the undersigned's true and lawful attorney in fact, solely in connection with the undersigned's beneficial ownership of securities of Invacare Corporation, to:
(1)	execute for and on behalf of the
undersigned, in the undersigned's capacity as an officer, director and/or stockholder of Invacare Corporation (the "Company"), Forms 3, 4, and 5 pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder and Form 144, and all relevant letters of representation in connection with Rule 144 of the Securities Act of 1933;
(2)	do and
perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, 5 or 144, and timely file any such Form or Forms with the United States Securities and Exchange Commission and any stock exchange or similar authority or transmit them to any broker, transfer agent, legal counsel or other relevant party; and
(3)	take any other action of any type
whatsoever in connection with the foregoing (including implementation of EDGAR filings and filing capability) which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such Form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934 or Rule 144 of the Securities Act of 1933, or any other liabilities or obligations.
This
Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 or 144 with respect to the undersigned's beneficial holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.
IN WITNESS
WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 24th day of August, 2004.



															 _/s/ Dr. Bernadine Healy, MD___________
	Signature


____ Dr. Bernadine Healy, MD____________
	Print Name